Exhibit 3.1.2

CERTIFICATE OF MERGER OF
MUELLER WATER PRODUCTS, LLC
AND
MUELLER WATER PRODUCTS CO-ISSUER, INC.
WITH AND INTO
MUELLER HOLDING COMPANY, INC.

(Pursuant to Section 264 of the Delaware General Corporation Law and Section 18-209
of the Delaware Limited Liability Company Act)

The undersigned corporation does hereby certify:

FIRST:  The name and state of incorporation or formation of each of the constituent entities in the merger are as follows:

Name	State of Incorporation or Formation
Mueller Holding Company, Inc.	Delaware
Mueller Water Products, LLC	Delaware
Mueller Water Products Co-Issuer, Inc.	Delaware

SECOND:  The Agreement and Plan of Merger (the “Agreement”) entered into among each of the constituent entities has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 264 (and, with respect to each corporation, in the manner provided in Sections 251 and 228) of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD:  The name of the surviving corporation is Mueller Holding Company, Inc. , and the name of the surviving corporation shall be amended in the merger to be “Mueller Water Products, Inc.”

FOURTH:  Until hereafter amended or modified as provided therein or by applicable law, the certificate of incorporation of Mueller Holding Company, Inc. as in effect immediately prior to the effectiveness of this certificate of merger shall continue to be the certificate of incorporation of the surviving corporation, except that Article 1 thereof shall be amended in the merger to read in its entirety as follows:

“1.  The name of the Corporation is Mueller Water Products, Inc.”

FIFTH:  The Agreement is on file at 500 West Eldorado Street, Decatur, Illinois 62522, the principal place of business of the surviving corporation.

SIXTH:  A copy of the Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder or member of any constituent entity.

[Rest of page intentionally left blank.]

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by an authorized officer, this 2nd day of February, 2006.

MUELLER HOLDING COMPANY, INC.

By:	/s/ Victor P. Patrick
	Name:	Victor P. Patrick
	Title:	Vice President, Secretary and Treasurer